EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599


                                                                   July 30, 1999


Merrill Lynch Adjustable Rate Securities Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

We consent to the filing in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File Nos. 33-40332 and 811-6304) of our opinion dated June 13, 1991 filed on June 14, 1991 as an Exhibit to Pre-Effective
Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                                            Very truly yours,


                                                            /s/ BROWN & WOOD LLP